CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 15, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Trustees and Shareholders of J.P. Morgan Institutional Tax Aware Disciplined Equity Fund and J.P. Morgan Tax Aware U.S. Equity Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 14, 2000, relating to the financial statements and financial highlights which appear in the May 31, 2000 Annual Reports to Trustees and Shareholders of J.P. Morgan Institutional SmartIndex Fund, J.P. Morgan Institutional Large Cap Growth Fund and J.P. Morgan Institutional Market Neutral Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Independent Accountants", "Financial Statements" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
September 28, 2000